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                                 EXHIBIT NO. 11

                       ANALYSTS INTERNATIONAL CORPORATION

                       COMPUTATION OF NET INCOME PER SHARE


                                                           Three Months Ended
                                                              September 30
(IN THOUSANDS EXCEPT                                    -----------------------
PER SHARE AMOUNTS)                                         1996           1995
                                                           ----           ----
PRIMARY:

Weighted average number of common
shares outstanding                                        14,652         14,528

Dilutive stock options after application
of treasury stock method                                     245            232
                                                          ------         ------

Weighted average number of common and
common equivalent shares outstanding                      14,897         14,760
                                                          ------         ------
                                                          ------         ------

Net income                                               $ 3,868        $ 2,809
                                                          ------         ------
                                                          ------         ------

Per share amount                                         $   .26        $   .19
                                                          ------         ------
                                                          ------         ------

FULLY DILUTED:

Weighted average number of common
shares outstanding                                        14,652         14,528

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price                   323            268
                                                          ------         ------

Weighted average number of common and
common equivalent shares outstanding                      14,975         14,796
                                                          ------         ------
                                                          ------         ------

Net income                                               $ 3,868        $ 2,809
                                                          ------         ------
                                                          ------         ------

Per share amount                                         $   .26        $   .19
                                                          ------         ------
                                                          ------         ------


Adjusted to reflect the 2 for 1 common stock split in the form of a stock dividend distributed September 30, 1996.